Exhibit 10.8

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

Warrant Number 2012-_____	Void after

______________, 2017

_____________________________

WARRANT TO PURCHASE SHARES

This Warrant is issued to ____________________________ by NutraCea, a California corporation (the “Company”), pursuant to the terms of that certain Note and Warrant Purchase Agreement (the “Note Purchase Agreement”) of even date herewith, in connection with the Company’s issuance to the holder of this Warrant of a Secured Convertible Promissory Note (the “Note”).

1.             Purchase of Shares.  Subject to the terms and conditions hereinafter set forth and set forth in the Note Purchase Agreement, the holder of this Warrant (“Holder”) is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to ___________ (as adjusted as provided herein) fully paid and nonassessable Shares (as defined below).

2.             Definitions.

(a)           Exercise Price.  The exercise price for the Shares shall be $0.12 per share (such price, as adjusted from time to time, is herein referred to as the “Exercise Price”).

(b)           Exercise Period.  Subject to Section 15 hereof, this Warrant shall be exercisable, in whole or in part, during the term commencing on January 18, 2012 (“Issuance Date”) and ending on the expiration of this Warrant pursuant to Section 12 hereof.

(c)           The Shares.  The term “Shares” shall mean shares of the Company’s Common Stock.

(d)           Exempt Issuance.  The term “Exempt Issuance” shall mean the issuance of (a) shares of Common Stock or options to consultants, employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established, (b) securities upon the exercise or exchange of or conversion of the Notes or the Warrants (each as defined in the Note Purchase Agreement) and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, (c) shares of Common Stock issued or issuable as a dividend on Common Stock, (d) shares of Common Stock issued to any broker or placement agent for services in connection with a capital raising transaction, and (e) securities issued pursuant to acquisitions or strategic transactions (including securities issuable to brokers for such transactions) approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to an individual or entity which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

(e)           Common Stock.  The term “Common Stock” shall mean the Company’s common stock.

(f)           Common Stock Equivalents.  The term “Common Stock Equivalents” shall mean any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(g)           Change of Control.  The term “Change of Control” shall mean (i) any consolidation or merger involving the Company pursuant to which the Company's shareholders immediately before the transaction own less than fifty percent (50%) of the voting securities of the surviving entity or (ii) the sale of all or substantially all of the assets of the Company.

3.             Method of Exercise.  While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the holder may exercise, in whole or in part, the purchase rights evidenced hereby.  Such exercise shall be effected by:

(i)       the delivery to the Company of a duly completed and executed Notice of Exercise in the form attached hereto as Exhibit A (“Notice of Exercise”); and

(ii)      the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

Within three trading days following the date this Warrant has been exercised in full, Holder shall surrender this Warrant to the Company for cancellation.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Shares issuable hereunder shall automatically reduce the outstanding number of Shares purchasable hereunder.  The Holder and the Company shall maintain records showing the number of Shares purchased hereunder and the date of such purchases. In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error.  The Holder and any assignee, by acceptance of the warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Shares underlying this Warrant, the number of Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

4.           Net Exercise.                      In lieu of cash exercising this Warrant, the holder of this Warrant may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of Shares computed using the following formula:

Y (A - B)
X =          A

Where

X --	The number of Shares to be issued to the holder of this Warrant.

Y --	The number of Shares purchasable under this Warrant.

A --	The fair market value of one Share.

B --	The Exercise Price (as adjusted to the date of such calculations).

For purposes of this Section 4, the fair market value of a Share shall mean the arithmetic average of the VWAP of the Common Stock on each of the twenty (20) Trading Days immediately preceding the date of determination of fair market value; provided, however, that if the Company does not make available publicly the type of information described in Rule 144(c) promulgated under the Securities Act for a period in excess of ninety (90) days, the fair market value shall be the price per Share that the Company could obtain from a willing buyer for Shares sold by the Company from authorized but unissued Shares, as such prices shall be determined in good faith by the Company’s Board of Directors.  For purposes of this Warrant, (i) “VWAP” means, for any date, the dollar volume-weighted average price of the Common Stock on the principal market (including, without limitation, the Pink Sheets if the Pink Sheets is the principal market) in which it trades during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time and (ii) “Trading Day” means any day on which the Common Stock is traded on the principal securities exchange or securities market on which the Common Stock is then tradable.

5.             Certificates for Shares.  Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within five (5) trading days after this Warrant is exercised as provided herein; provided, however, that if the Company and its counsel determine that such Shares may be issued without restricted legends in compliance with applicable securities laws, the Company shall, at the written request of the Investor (which request shall contain any covenants reasonably requested by the Company to ensure Investor’s compliance with applicable securities laws), deliver such Shares to the Investor electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

6.             Issuance of Shares.  The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

7.             Adjustment of Exercise Price and Number of Shares.  The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)           Subdivisions, Combinations and Other Issuances.  If the Company shall at any time prior to the expiration of this Warrant subdivide the Shares, by split-up or otherwise, or combine its Shares, or issue additional shares of its Shares as a dividend on Shares, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination.  Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same.  Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b)           Reclassification, Reorganization and Consolidation.  In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 7(a) above) occurring before the expiration of this Warrant, then the Company shall make appropriate provision so that the holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of Shares as were purchasable by the holder of this Warrant immediately prior to such reclassification, reorganization, or change.  In any such case appropriate provisions shall be made with respect to the rights and interest of the holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(c)           Dilutive Issuances.  If the Company shall at any time or from time to time, after the issuance of this Warrant but prior to the expiration of this Warrant, issue or sell (such issuance or sale, a “New Issuance”) any shares of Common Stock or Common Stock Equivalents at a price per share of Common Stock (the “New Issue Price”) that is less than the Exercise Price then in effect as of the record date or Issue Date (as defined below), as the case may be (the “Relevant Date”) (treating the price per share of Common Stock, in the case of the issuance of any Common Stock Equivalent, as equal to (x) the sum of the price for such Common Stock Equivalent plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such Common Stock Equivalent divided by (y) the number of shares of Common Stock initially underlying such Common Stock Equivalent), other than (i) issuances or sales for which an adjustment is made pursuant to another subsection of this Section 7, and (ii) Exempt Issuances, then, and in each such case, (A) the Exercise Price then in effect shall be adjusted to equal the New Issue Price and (B) the aggregate number of Shares for which this Warrant is exercisable immediately after the New Issuance shall be increased to equal the product of (i) the aggregate number of Shares for which this Warrant is exercisable immediately prior to the New Issuance multiplied by (ii) a fraction, the numerator of which shall be the Exercise Price in effect on the day immediately prior to the Relevant Date and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.  For the avoidance of doubt, whether or not the Company provides a notice of adjustment pursuant to this Section 7(c), upon the occurrence of any New Issuance, after the date of such New Issuance the Holder is entitled to receive a number of Shares based upon the provisions of this Section 7(c) regardless of whether the Holder accurately refers to the Exercise Price in the Notice of Exercise.  Any adjustment pursuant to the preceding provisions of this Section 7(c) shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued, and shall become effective on the date (the “Issue Date”) of such issuance; provided, however, that the determination as to whether an adjustment is required to be made pursuant to this Section 7(c) shall be made only upon the issuance of such shares of Common Stock or Common Stock Equivalents, and not upon the issuance of any security into which the Common Stock Equivalents convert, exchange or may be exercised.

(d)           Notice of Adjustment.  The Company shall provide Holder at least ten (10) days prior written notice of any event that would cause an adjustment pursuant to Section 7(a) or 7(b). When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant and the new Exercise Price.

8.             No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

9.             Restrictive Legend.

Any certificates representing the Shares (unless registered under the Act or as otherwise provided in Section 10 below) shall be stamped or imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER SAID ACT OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH SHARES MAY BE SOLD OR OTHERWISE TRANSFERRED PURSUANT TO AN EXEMPTION THEREFROM UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.  COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

10.           Warrants Transferable.  By acceptance of this Warrant, Holder agrees to comply with all applicable securities laws in connection with the transfer of this Warrant or the underlying Shares. Subject to compliance with the terms and conditions of this Section 10, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed or accompanied by written instructions of transfer.  With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, or other evidence, if requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or the Shares.  Upon receiving such written notice and reasonably satisfactory opinion or other evidence, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Shares, all in accordance with the terms of the notice delivered to the Company.  If a determination has been made pursuant to this Section 10 that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made.  Each certificate representing this Warrant or the Shares transferred in accordance with this Section 10 shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.  Notwithstanding the foregoing provisions of this Section 10, if the Company, with the advice of the Company’s counsel, determines that all or any portion of the Shares that have been or that will be issued upon exercise of this Warrant may be freely transferred pursuant to Rule 144 without volume limitations or information requirements, the Company shall remove the legends from the certificates representing such Shares or permit ownership of such Shares to be represented electronically, and Holder may thereafter transfer such Shares without providing the Company with notice thereof unless otherwise agreed by the Company and Holder.

11.           Rights of Stockholders.  No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

12.           Expiration of Warrant; Notice of Certain Events Terminating This Warrant.

(a)           This Warrant shall expire and shall no longer be exercisable upon the earlier to occur of:

(i)       5:00 p.m., Scottsdale, Arizona time, on January __, 2017;

(ii)      Any Change of Control.

(b)           The Company shall provide Holder at least ten (10) days prior written notice of any event set forth in Section 12(a)(ii).

13.           Notices.  All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S.  Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at the Holder's address as set forth on the Schedule of Investors to the Note Purchase Agreement, and (ii) if to the Company, at the address of its principal corporate offices (attention: President), with a copy to Christopher Chediak, Weintraub Genshlea Chediak Law Corporation, 400 Capitol Mall, Eleventh Floor, Sacramento, CA 95814, or at such other address as a party may designate by ten days advance written notice to the other party pursuant to the provisions above.

14.           Governing Law.  This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

15.           Holder’s Restrictions.  The Company shall not effect any exercise of this Warrant, and Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 3 or 4 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, Holder (together with Holder’s affiliates, and any other person or entity acting as a group together with Holder or any of Holder’s affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 15, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the rules and regulations promulgated thereunder, it being acknowledged by Holder that the Company is not representing to Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and Holder is solely responsible for any schedules required to be filed in accordance therewith.  To the extent that the limitation contained in this Section 15 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by Holder together with any affiliates) and of which a portion of this Warrant is exercisable shall be in the sole discretion of Holder, and the submission of a Notice of Exercise shall be deemed to be Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by Holder together with any affiliates) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 15, in determining the number of outstanding shares of Common Stock, Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of Holder, the Company shall within five trading days confirm orally and in writing to Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant.  The provisions of this Section 15 may be waived by Holder, at the election of Holder, upon not less than 61 days prior notice to the Company; provided, however, the provisions of this Section 15 may be waived at any time by Holder, at the election of Holder, in the 60 day period prior to the expiration of this Warrant pursuant to Section 12. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

16.           Rights and Obligations Survive Exercise of Warrant.  Unless otherwise provided herein, the rights and obligations of the Company, of the holder of this Warrant and of the holder of the Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

Issued this ___ day of _________________, 2012.

NUTRACEA

By:	Jerry Dale Belt, Chief Financial Officer

EXHIBIT A

NOTICE OF EXERCISE

TO:	NUTRACEA
_____________________
_____________________

Attention: Chief Executive Officer

1.             The undersigned hereby elects to purchase __________ Shares of _____________ pursuant to the terms of the Warrant to Purchase Shares Number 2012-___ (“Warrant”).

2.             Method of Exercise (Please initial the applicable blank):

___
The undersigned elects to exercise the Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

___	The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 4 of the Warrant.

2.             Please (i) issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below or (ii) to the extent permitted by the Company pursuant to the Warrant, issue the Shares to the following DWAC Account Number and Transaction Code Number:

DWAC Instructions – If Electronic Delivery:	Physical Address – If Certificate Delivery:

Account Number:	Name:

Transaction Code:	Address:

4.           The undersigned hereby represents and warrants that the undersigned is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act of 1933, as amended, and that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares.

(Signature)

(Name)

(Date)	(Title)